UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 2, 2009 (March 31, 2009)

Centex Corporation
(Exact name of registrant as specified in its charter)

Nevada	1-6776	75-0778259
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2728 N. Harwood Street, Dallas, Texas	75201
(Address of principal executive offices)	(Zip code)

Registrant's telephone number including area code:  (214) 981-5000

Not Applicable
(Former name or former address if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

5.02(e) Compensatory Arrangements

On March 31, 2009, David L. Barclay’s employment with Centex Service Company, LLC, a subsidiary of Centex Corporation (the “Company”), was terminated.  Mr. Barclay was an executive officer of the Company and served as, among other positions, president – land division of Centex Real Estate Corporation, the managing general partner of Centex Homes, which is the entity through which the Company conducts its principal homebuilding operations.  Mr. Barclay was a named executive officer of the Company in its proxy statement for the 2008 annual meeting of stockholders.

Mr. Barclay will be entitled to certain benefits under the Company’s Executive Severance Policy (the “Severance Policy”) in connection with the termination of his employment, which consist of the following:

•	a cash severance payment equal to 1.5x the sum of his current base salary plus a predetermined multiple of his base salary, as required by the Severance Policy; and

•	accelerated vesting of his long-term incentive awards that would otherwise have become vested during the 1.5 year period after termination, as required by the Severance Policy.

Based on the applicable provisions of the Severance Policy, the Company expects that the principal benefits to be received by Mr. Barclay upon the termination of his employment will be (i) a cash severance payment equal to approximately $2,137,500, (ii) accelerated vesting of certain stock option, stock unit and long-term performance unit awards, with the result that the unvested portions of all awards granted to him in May 2006 and approximately one-third of the awards granted to him in May 2007 and May 2008 will become vested, (iii) a cash payment of accrued but unpaid vacation time equal to $32,885 and (iv) outplacement services valued at up to $25,000.  However, Mr. Barclay will not receive any incentive compensation (cash bonus) for the 2009 fiscal year, which ended on March 31, 2009.  For additional information regarding the Severance Policy, please see the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 14, 2008.  In addition, for additional information regarding long-term incentive awards made to Mr. Barclay for fiscal 2007 and 2008, please see the Company’s Proxy Statement for its 2008 annual stockholders meeting filed with the SEC on June 6, 2008 and its Current Report on Form 8-K filed with the SEC on May 13, 2008.

Mr. Barclay signed an Executive Separation Agreement effective March 31, 2009 in the form prepared by the Company, which agreement contains confidentiality and non-solicitation covenants consistent with the Severance Policy.  In addition, Mr. Barclay agreed for eighteen months not to compete with the Company’s homebuilding operations by working for any of a specified list of other large homebuilding companies.  A copy of the executive separation agreement is attached as Exhibit 99.1 to this report.

Centex Homes entered into a Consulting Agreement with a corporation formed by Mr. Barclay which will act as a consultant and independent contractor from April 1, 2009 until April 1, 2010, unless earlier terminated.  Mr. Barclay is an officer of the corporation, and the corporation will assist Centex Homes with a variety of matters.  Centex Homes will pay compensation to the corporation at a rate of $4,000 per week for the first nine weeks, and thereafter at the rate of $300 per hour (not to exceed $2,400 per day), unless otherwise specified for the particular project.  A copy of the consulting agreement is attached as Exhibit 99.2 to this report.

Item 9.01.                      Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed with this report.

Exhibit Number	Description

99.1	Executive Separation Agreement between David L. Barclay and Centex Service Company, LLC

99.2	Consulting Agreement between Barclay Consulting Group, Ltd. and Centex Homes

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CENTEX CORPORATION

By:	/s/ James R. Peacock III
	Name:	James R. Peacock III
	Title:	Vice President, Deputy General Counsel and Secretary
Date:  April 2, 2009

EXHIBIT INDEX

Exhibit Number	Description

99.1	Executive Separation Agreement between David L. Barclay and Centex Service Company, LLC

99.2	Consulting Agreement between Barclay Consulting Group, Ltd. and Centex Homes